UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2009

WOLVERINE TUBE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12164	63-0970812
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Clinton Avenue Wests, Suite 1000 Huntsville, Alabama	35801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (256) 353-1310

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 21, 2009, Wolverine Tube, Inc. (“Wolverine Tube”) issued a press release announcing the results of its previously announced exchange offer and consent solicitation (the “Offer”) for any and all of its outstanding 10½% Senior Notes due 2009 (CUSIP No. 978093AE2) (the “Existing Notes”).  As of 5:00 p.m., New York City time, on April 20, 2009, Wolverine Tube has received tenders with respect to $83.2 million aggregate principal amount of Existing Notes, representing 84% of the outstanding Existing Notes.   Including the $38.3 million in principal amount of Wolverine Tube’s 10½% Senior Exchange Notes due 2009 that will be exchanged concurrently with the closing of the Offer, holders of $121.5 million, or 88%, of Wolverine Tube’s $138 million in principal amount of notes outstanding have agreed to exchange their notes for Wolverine Tube’s 15% Senior Secured Notes due 2012. As a result, Wolverine Tube believes that it is has sufficient tenders from holders of Existing Notes to consummate the Offer and refinance its existing indebtedness.

Wolverine Tube also announced that it has executed a supplemental indenture with Wolverine Tube’s subsidiary guarantors and U.S. Bank National Association, as trustee, effectuating the amendments (the “Amendments”) to the indenture governing the Existing Notes (the “Existing Indenture”) described in the Exchange Offer and Consent Solicitation Statement, dated February 25, 2009 (as amended and supplemented, and as it may be further amended and supplemented from time to time, the “Statement”).  The Amendments eliminate substantially all of the restrictive covenants and certain events of default and related provisions contained in the Existing Indenture and were sought by Wolverine Tube to permit the Offer to be consummated.  The supplemental indenture that gives effect to the Amendments does not become operative unless and until the Existing Notes are accepted by Wolverine Tube for purchase and the Offer is consummated.  As a result of Wolverine Tube’s execution and delivery of the supplemental indenture, the Existing Notes tendered pursuant to the Offer may no longer be withdrawn and consents delivered may no longer be revoked.

Wolverine Tube also announced that it has waived the condition to the Offer that holders of at least 95% of the outstanding principal among of Existing Notes tender in the Offer and, in accordance with the requirements of Federal securities laws, it has extended the expiration date of the Offer.  The expiration date for the Offer will now be 11:59 p.m., New York City time, on April 27, 2009, unless terminated or further extended.  Any holder of Existing Notes who has not yet tendered its Existing Notes may participate in the Offer by tendering its Existing Notes in accordance with the terms of the Offer prior to the expiration date.

A copy of the press release dated April 21, 2009 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

The following exhibits are incorporated by reference herein:

99.1	Press Release dated April 21, 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

WOLVERINE TUBE, INC.

Date: April 21, 2009	By:	/s/ David A. Owen
		Name:	David A. Owen
		Title:	Senior Vice President, Chief Financial Officer and Secretary